UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2018

ENTELLUS MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Holly Lane North, Suite 40, Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

763-463-1595

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

In connection with the consummation of the Merger (as defined in Item 2.01 below), Entellus Medical, Inc. (“Entellus”), Entellus Intermediate Sub, Inc. (“Entellus Intermediate”) and Spirox, Inc. (“Spirox,” collectively with Entellus and Entellus Intermediate, the “Borrowers”) terminated all commitments and repaid all amounts outstanding under the Loan and Security Agreement, dated as of March 31, 2017, by and among Oxford Finance LLC (“Oxford”), the lenders listed therein and the Borrowers (as may have been amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The termination of the Existing Credit Agreement became effective at the effective time of the Merger (the “Effective Time”) on February 28, 2018. Under the Existing Credit Agreement, the Borrowers were permitted to borrow up to a total of $40.0 million in term loans in three tranches and up to $10.0 million under a revolving line of credit, subject to a borrowing base requirement. Pursuant to the terms of the Existing Credit Agreement, the Borrowers paid Oxford a fee of approximately $1.2 million in connection with the early termination of the Existing Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2018, Entellus completed its merger with Explorer Merger Sub Corp. (“Merger Sub”), a Delaware corporation and a direct or indirect wholly owned subsidiary of Stryker Corporation, a Michigan corporation (“Stryker”), whereby Merger Sub merged with and into Entellus, with Entellus continuing as the surviving corporation and a direct or indirect wholly owned subsidiary of Stryker (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of December 7, 2017 (the “Merger Agreement”), by and among Stryker, Merger Sub and Entellus.

At the Effective Time, each share of Entellus common stock, par value $0.001 per share (other than (i) shares held directly by Entellus as treasury stock or held directly by Stryker or any subsidiary of Stryker (including Merger Sub) immediately prior to the Effective Time and (ii) any dissenting shares), issued and outstanding immediately prior to the Effective Time, was converted into the right to receive $24.00 per share of Entellus common stock in cash, without interest and subject to all applicable withholding taxes (the “Merger Consideration”). The aggregate Merger Consideration consisted of approximately $664 million.

In addition, at the Effective Time, each option to purchase shares of Entellus common stock that was outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration with respect to each share of Entellus common stock subject to the option, net of the applicable per share exercise price and any applicable withholding taxes or other amounts required by applicable law to be withheld. Each restricted stock unit award outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration in respect to each share of Entellus common stock underlying the award, net of any applicable withholding taxes or other amounts required to be withheld by applicable law.

Prior to the Effective Time, Oxford consummated a cashless net exercise of each unexercised warrant to purchase Entellus common stock, pursuant to the Warrant to Purchase Stock dated October 18, 2012 (the “Oxford Warrants”), for 25,453 shares of Entellus common stock. The shares of Entellus common stock issued upon net exercise of the Oxford Warrants were converted into the right to receive the Merger Consideration.

The definitive proxy statement of Entellus, filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2018 (the “Proxy Statement”), contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Entellus in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2018, in connection with the Merger, Entellus notified the Nasdaq Global Market (“Nasdaq”) that the Merger had been completed, and requested that trading of Entellus common stock on Nasdaq be suspended. In addition, Entellus requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of Entellus common stock from Nasdaq.

Entellus intends to file a certification on Form 15 with the SEC requesting that Entellus’ reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended. The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of Entellus occurred and Entellus became a direct or indirect wholly owned subsidiary of Stryker. Stryker funded the acquisition through cash on hand. The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the Effective Time, each executive officer of Entellus and each member of Entellus’ board of directors ceased serving in such capacities. Entellus’ named executive officers immediately prior to the Effective Time were Robert S. White and Brent Moen. The members of Entellus’ board of directors immediately prior to the Effective Time were Brian E. Farley, Robert S. White, John Bakewell, Joshua Baltzell, Shawn McCormick, James C. Momtazee, David Milne, Guido Neels and Douglas S. Rohlen.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the directors of Merger Sub, Timothy J. Scannell and William E. Berry, Jr., became, and will remain, the directors of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. As of immediately after the Effective Time, Spencer Stiles was appointed President of Entellus. Mr. Stiles, age 41, has been employed by Stryker since 1999 in various roles. He became President of Stryker’s Spine division in 2010 and became President of Global Instruments in 2015.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on February 28, 2018, the certificate of incorporation and the bylaws of Entellus, as amended, were each amended and restated in their entirety as set forth as Exhibits 3.1 and 3.2 hereto, respectively.

The Amended and Restated Certificate of Incorporation of Entellus is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Amended and Restated Bylaws of Entellus are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2017, by and among Stryker Corporation, Explorer Merger Sub Corp. and Entellus Medical, Inc. (incorporated by reference to Exhibit 2.1 to Entellus’ Current Report on Form 8-K filed with the SEC on December 7, 2017 (File No. 001-36814))

3.1	Amended and Restated Certificate of Incorporation of Entellus (filed herewith)

3.2	Amended and Restated Bylaws of Entellus (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2018	ENTELLUS MEDICAL, INC.

	By:	/s/ Spencer Stiles
	Name:	Spencer Stiles
	Title:	President